                                                                     EXHIBIT 1.1

                                LIPOSCIENCE, INC.




                            (a Delaware corporation)

                        _________ Shares of Common Stock













                               PURCHASE AGREEMENT


Dated:  ______, 2002

                                Table of Contents

                               PURCHASE AGREEMENT

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

                                                                                Page

SECTION 1. Representations and Warranties..................................       2

 (a) Representations and Warranties by the Company ........................       2

     (i)  Compliance with Registration Requirements .......................       2
     (ii) Independent Accountants .........................................       3
     (iii) Financial Statements ...........................................       3
     (iv) No Material Adverse Change in Business ..........................       4
     (v)  Good Standing of the Company ....................................       4
     (vi) Good Standing of Subsidiaries ...................................       4
     (vii) Capitalization .................................................       4
     (viii) Authorization of Agreement ....................................       5
     (ix) Authorization and Description of Securities .....................       5
     (x)  Absence of Defaults and Conflicts ...............................       5
     (xi) Absence of Labor Dispute ........................................       6
     (xii) Absence of Proceedings .........................................       6
     (xiii) Accuracy of Exhibits ..........................................       6
     (xiv) Intellectual Property ..........................................       6
     (xv) Absence of Further Requirements .................................       7
     (xvi) Possession of Licenses and Permits .............................       7
     (xvii) Accounts Receivable ...........................................       8
     (xviii) Medicare Violations ..........................................       8
     (xix) No Medicare Recoupment .........................................       8
     (xx) Regulatory Filings ..............................................       8
     (xxi) Title to Property ..............................................       9
     (xxii) Investment Company Act ........................................       9
     (xxiii) Environmental Laws ...........................................       9
     (xxiv) Registration Rights ...........................................      10
     (xxv) Insurance ......................................................      10
     (xxvi) Tax Returns and Payment of Taxes ..............................      10
     (xxvii) No Stabilization or Manipulation .............................      10
     (xxviii) Statistical and Market Data .................................      10

 (b) Officer's Certificates ...............................................      11

SECTION 2. Sale and Delivery to Underwriters; Closing .....................      11
 (a)  Initial Securities ..................................................      11
 (b)  Option Securities ...................................................      11
 (c)  Payment .............................................................      11
 (d)  Denominations; Registration .........................................      12

SECTION 3. Covenants of the Company .......................................      12

                                      -i-

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
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

SECTION 4. Payment of Expenses ............................................      16
SECTION 5. Conditions of Underwriters' Obligations ........................      16
SECTION 6. Indemnification ................................................      20
 (a)  Indemnification of Underwriters .....................................      20
 (b)  Indemnification of Company, Directors and Officers ..................      21
 (c)  Actions against Parties; Notification ...............................      21
 (d)  Settlement without Consent if Failure to Reimburse ..................      22
SECTION 7. Contribution ...................................................      23
SECTION 8. Representations, Warranties and Agreements to Survive Delivery .      24
SECTION 9. Termination of Agreement .......................................      24
 (a)  Termination; General ................................................      24
 (b)  Liabilities .........................................................      25
SECTION 10. Default by One or More of the Underwriters ....................      25
SECTION 11. Notices .......................................................      25
SECTION 12. Parties .......................................................      26
SECTION 13. GOVERNING LAW AND TIME ........................................      26
SECTION 14. Effect of Headings ............................................      26

                                LIPOSCIENCE, INC.
                            (a Delaware corporation)

                        _________ Shares of Common Stock

                               PURCHASE AGREEMENT

                                                                   _______, 2002

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
     as Representative of the several Underwriters
c/o Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
North Tower
World Financial Center
New York, New York  10281

Ladies and Gentlemen:

          LipoScience, Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of the Common Stock, par value $0.001 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of _________ additional shares of Common Stock to cover overallotments, if any. The aforesaid _________ shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the __________ shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

          The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

          The Company and the Underwriters agree that up to ___ shares of the Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible directors, officers, employees and business associates of the Company and related persons, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. ("the "NASD") and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible directors, officers, employees and business associates of the Company and related persons by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-83602) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph
     (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          SECTION 1. Representations and Warranties.
                     ------------------------------

          (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

           (i) Compliance with Registration Requirements. Each of the
               -----------------------------------------
           Registration Statement and any Rule 462(b) Registration Statement has become effective under the

     1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

          Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted or required by Regulation S-T.

           (ii)     Independent Accountants. The accountants who certified the
                    -----------------------
     financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

           (iii)    Financial Statements. The financial statements included in
                    --------------------
     the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial information and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

           (iv) No Material Adverse Change in Business. Since the respective
                --------------------------------------
     dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (v) Good Standing of the Company. The Company has been duly organized
              ----------------------------
     and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vi) Good Standing of Subsidiaries. The Company has no "significant
               -----------------------------
     subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X).

          (vii) Capitalization. The authorized, issued and outstanding capital
                --------------
     stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the conversion of convertible securities or the exercise of options or warrants referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights between the Company and any security holder of the Company.

          (viii) Authorization of Agreement. This Agreement has been duly
                 --------------------------
     authorized, executed and delivered by the Company.

          (ix) Authorization and Description of Securities. The Securities have
               -------------------------------------------
     been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any security holder of the Company.

          (x) Absence of Defaults and Conflicts. The Company is not in violation
              ---------------------------------
     of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of (A) the charter or by-laws of the Company or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations (excluding state securities laws or the rules and regulations of the NASD as to which we make no representation), except in the case of clause (B) hereof, such violations that would not reasonably be expected to result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

          (xi) Absence of Labor Dispute. No labor dispute with the employees of
               ------------------------
     the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

          (xii) Absence of Proceedings. There is no action, suit, proceeding,
                ----------------------
     inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder, including without limitation any such proceeding pursuant to federal or state laws or regulations (a) prohibiting the payment or receipt of remuneration for patient referrals, (b) prohibiting the filing of false claims, (c) prescribing conditions of participation for certification by the Medicare program and state fund programs or standards for licensure or health planning approval, or (d) providing for reimbursement under the Medicare and state fund programs; the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

          (xiii) Accuracy of Exhibits. There are no contracts or documents which
                 --------------------
     are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

          (xiv) Intellectual Property. For the purposes hereof, "Intellectual
                ---------------------
     Property" means (a) patents, patent applications and statutory invention registrations, (b) trademarks, service marks, trade names, domain names, trade dress, logos, and other source identifiers, (c) copyrights, (d) computer software (other than shrink-wrap computer software), (e) confidential and proprietary information, including trade secrets, know-how, inventions, technology, whether patented or not, and (f) registrations and applications for registration of the foregoing.

            (A) The Company owns or has valid licenses to use, or can acquire rights on reasonable terms to use, all Intellectual Property used in the operation of the business currently conducted or as contemplated to be conducted by it including, without limitation, the Intellectual Property identified in Exhibit B hereto (collectively the "Company Intellectual Property"), except where the failure to own, license, or otherwise be able to acquire, or use such Intellectual Property would not, singly or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, the Company Intellectual Property is valid and enforceable. The Company Intellectual Property has not been adjudged invalid or unenforceable in whole or part. The Company has taken steps in accordance with normal industry practice to maintain the confidentiality of its trade secrets and other confidential Intellectual Property.

            (B) The operation of the business of the Company as currently conducted or as presently contemplated to be conducted by it, including services provided by, processes used by, or products manufactured or sold by it, and the use of the Company Intellectual Property, do not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property of any third party (except for conflicts, infringements, misappropriations or otherwise of any third party Intellectual Property which would not reasonably be expected to result in a Material Adverse Effect); and no actions, suits, claims or proceedings have been asserted, are pending or, to the knowledge of the Company after due inquiry, threatened against the Company (i) alleging any of the foregoing, or (ii) based upon or challenging or seeking to deny or restrict the use by the Company of any of the Company Intellectual Property, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

            (C) To the knowledge of the Company, no third party is engaging in any activity that infringes, misappropriates or otherwise violates the Company Intellectual Property.

            (D) With respect to each material agreement governing the license to or by the Company of any Company Intellectual Property, (i) such agreement is valid and binding and in full force and effect; (ii) the Company has not received any notice of termination or cancellation under such agreement, received any notice of breach or default under such agreement, which breach has not been cured, and granted to any other third party any rights, adverse or otherwise, under such agreement that would constitute a breach of such agreement; and (iii) neither the Company or, to the Company's knowledge, any other party to such agreement, is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such agreement.

          (xv) Absence of Further Requirements. No filing with, or
               -------------------------------
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or rules and regulations of the NASD and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

          (xvi) Possession of Licenses and Permits. The Company possesses all
                ----------------------------------
     required permits, licenses, approvals, consents, orders, certifications and other authorizations (collectively, "Governmental Licenses"), including, without limitation, and as applicable, certificates of need, licenses, Medicare provider numbers, accreditations, certifications under the Clinical Laboratory Improvement Amendments of 1988; accreditations and other similar documentation or approvals of any local health departments of any authority, issued by the appropriate federal, state, local regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure to possess such Government Licenses or to make such declarations would not result in a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xvii) Accounts Receivable. The accounts receivable, after giving
                 -------------------
     effect to the allowance for doubtful accounts, relating to third party payors do not materially exceed amounts the Company is entitled to receive.

          (xviii) Medicare Violations. The Company and, to the best knowledge of
                  -------------------
     the Company, any officers, directors or stockholders, employees or other agents of the Company and any persons who provide professional services under agreements with the Company, have not engaged in any activities which are prohibited, or are cause for civil penalties or mandatory or permissive exclusion from Medicare, under Section 1320a-7 (Program Exclusion), 1320a-7a (Civil Monetary Penalties), 1302a-7b (the Anti-kickback Statute) or 1395nn of Title 42 of the United States Code (the "Stark" law prohibiting certain self-referrals), the federal CHAMPUS statute or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations, standards of accreditation applicable to the Company or rules of professional conduct, which activities would reasonably be expected to result in sanctions (financial or otherwise) that would be material to the Company.

          (xix) No Medicare Recoupment. To the best of the Company's knowledge,
                ----------------------
     except as described in the Prospectus, there is no Medicare or CHAMPUS recoupment or recoupments of any other third-party payor being sought, threatened, requested or claimed against the Company.

          (xx) Regulatory Filings. Neither the Company or any of the facilities
               ------------------
     operated by it has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement, all such filings or submissions were in compliance with applicable laws when filed and the Company has not received notice that any deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions, except for any such failures to be in compliance or deficiencies which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (xxi) Title to Property. The Company owns no real property. The
                -----------------
     Company has good and marketable title to all properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as
     (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company, and under which the Company holds properties described in the Prospectus, are in full force and effect, and the Company has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xxii) Investment Company Act. The Company is not, and upon the
                 ----------------------
     issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxiii) Environmental Laws. Except as described in the Registration
                  ------------------
     Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, to the best of the Company's knowledge, after due inquiry, (A) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, biohazardous materials, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency against the Company relating to Hazardous Materials or any Environmental Laws.

          (xxiv) Registration Rights. Except as disclosed in the Registration
                 -------------------
     Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xxv) Insurance. The Company and each of the facilities owned, leased
                ---------
     or operated by it are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the clinical laboratory segment of the healthcare industry; all policies of insurance and fidelity or surety bonds insuring the Company or its respective businesses, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company does not believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business operations, except where the failure to renew or maintain such coverage would not reasonably be expected to result in a Material Adverse Effect.

          (xxvi) Tax Returns and Payment of Taxes. The Company has timely filed
                 --------------------------------
     all federal, state local and foreign tax returns that are required to be filed or has duly requested extensions thereof and all such tax returns are true, correct and complete, except to the extent that any failure to file or request an extension, or any incorrectness would not result in a Material Adverse Effect. The Company has timely paid all taxes shown as due on such filed tax returns (including any related assessments, fines or penalties), except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, or to the extent that any failure to pay would not result in a Material Adverse Effect; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iii) above in accordance with GAAP in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company has not been finally determined or remains open to examination by applicable taxing authorities expect (a) for taxes incurred after the date of the financial statements referred to in Section 1(a)(iii) or (b) where the failure to provide for such charges, accruals and reserves would not reasonably be expected to result in a Material Adverse Effect.

          (xxvii) No Stabilization or Manipulation. Neither the Company nor, to
                  --------------------------------
     the Company's knowledge, any of its respective directors, officers or affiliates has taken or will take, directly or indirectly, any action designed to, or that could be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the Securities Exchange Act of 1934, as amended (the "1934 Act").

          (xxviii) Statistical and Market Data. The statistical and
                   ---------------------------
     market-related data included in the Prospectus are derived from sources which the Company reasonably and in good faith believes to be accurate, reasonable and reliable in all material respects.

          (b) Officer's Certificates. Any certificate signed by any officer of the Company delivered to the Representative or to counsel for the Underwriters in connection with or required by this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the statements contained therein.

          SECTION 2. Sale and Delivery to Underwriters; Closing.
                     ------------------------------------------

          (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

          (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional _______ shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

          (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Shearman & Sterling at 801 Pennsylvania Ave. N.W., Washington, DC 20004, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called "Closing Time").

          In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

          Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

          (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in Washington, D.C. not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

          SECTION 3. Covenants of the Company. The Company covenants with each
                     ------------------------
     Underwriter as follows:

               (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of the receipt of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the receipt of notification of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

               (b) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

               (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted or required by Regulation S-T.

               (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted or required by Regulation S-T.

               (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

               (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for so long as required for the distribution of the Securities, but in any event for a period of not more than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be
                                --------  -------
        obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as required for the distribution of the Securities, but in any event for a period of not more than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

               (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

               (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

               (i) Listing. The Company will use its best efforts to effect the quotation of the Common Stock (including the Securities) on the Nasdaq National Market. For the period of one year from the Closing Date, the Company will use its best efforts to maintain the quotation of the Common Stock (including the Securities) on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

               (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the

        1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options or other rights to purchase Common Stock granted pursuant to the existing 1997 Stock Option Plan of the Company referred to in the Prospectus or the 2001 Employee Stock Incentive Plan and the 2001 Employee Stock Purchase Plan that become effective upon the effectiveness of the Registration Statement and any registration statements filed with respect thereto, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan and any registration statements filed with respect thereto, (E) any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock issued by the Company in connection with any acquisition by the Company or (F) any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection with any strategic relationship or business arrangement or agreement entered into with in furtherance of the Company's business provided, however, that prior to any transfer described in items (E) and (F) of this paragraph, the Company shall cause each transferee to execute and deliver to Merrill Lynch, an agreement, reasonably satisfactory to Merrill Lynch pursuant to which each transferee shall agree to receive and hold such shares or securities convertible into or exercisable or exchangeable for Common Stock, subject to the provisions of this Section 3(j).

               (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

               (l) Compliance with NASD Rules. The Underwriters shall notify the Company as to which persons will hold the Reserved Securities that will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release from such restrictions any of the Reserved Securities (other than a release done at the request of the Underwriters), the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, reasonable legal expenses) they incur in connection with such release.

               (m) Compliance with Rule 463. The Company will comply with Rule 463 of the 1933 Act Regulations.

               (n) Medicare Filings and Notices. The Company will use its reasonable efforts to make all required filings and provide all required notices to update indirect ownership information that has been supplied in connection with the Company's facilities that participate in the Medicare program and other U.S. federal healthcare programs (the "Medicare Filings and Notices").

          SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all
                     -------------------
     expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of
     Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market, and (xi) all reasonable costs and expenses of the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to eligible directors, officers, employees and business associates of the Company and related persons.

          (b) Termination of Agreement. If this Agreement is terminated by the
              ------------------------
     Representative in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          SECTION 5. Conditions of Underwriters' Obligations. The obligations of
                     ---------------------------------------
     the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement. The Registration
              ---------------------------------------
     Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing

     Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

          (b) Opinion of Counsel for Company. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of each of (1) Hutchison & Mason PLLC, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Underwriters may reasonably request; (2) Hale and Dorr LLP, special counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Underwriters may reasonable request;
     (3) Myers Bigel Sibley & Sajovec, P.A., intellectual property counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request; and (4) Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., special regulatory counsel for the Company for the sales of Securities pursuant to the Purchase Agreement, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

          (c) Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i),
     (ii), (v), (vi) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by laws of the Company) (viii) through (x), inclusive, (xii), (xiv) (solely as to the information in the Prospectus under "Description of Capital Stock" and "Underwriting") and the penultimate paragraph of Exhibit A-1 hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

          (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

          (e) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (f) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

          (g) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

          (h) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (i) Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule C hereto.

          (j) Medicare Filings. All Medicare Filings and Notices required to be made prior to Closing Time shall have been made or provided.

          (k) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any Subsidiary hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

          (i) Officers' Certificate. A certificate, dated such Date of Delivery,
              ---------------------
          of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

          (ii) Opinion of Counsel for Company. The favorable opinion of
               ------------------------------
          Hutchison & Mason PLLC, counsel for the Company, and Hale and Dorr LLP, special counsel for the company, together with the favorable opinion of Myers Bigel Sibley & Sajovec, P.A., intellectual property counsel for the Company and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., regulatory counsel for the Company for the sale of Securities pursuant to the Purchase Agreement, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

          (iii) Opinion of Counsel for Underwriters. The favorable opinion of
                -----------------------------------
          Shearman & Sterling, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (iv) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in
               -------------------------
          form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

          (l) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

          (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant

     Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.
                    ---------------

     (a) Indemnification of Underwriters. The Company agrees to indemnify and
         -------------------------------
     hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in any foreign jurisdiction in connection with the reservation and sale of the Reserved Securities to eligible directors, officers, employees and business associates of the Company and related persons or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading;

          (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iv) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

          provided, however, that this indemnity agreement shall not apply to
          --------  -------
     any loss, liability, claim, damage or expense (a) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and (b) with respect to any preliminary prospectus to the extent any such loss, liability, claim, damage or expense of any Underwriter results solely from the fact that such Underwriter sold Securities to a person as to whom the Company shall establish that there was not sent by commercially reasonable means, at or prior to the written confirmation of such sale, a copy of the Prospectus in any case where such delivery is required by the 1933 Act, if the Company has previously furnished copies thereof promptly and in sufficient quantity to such Underwriter (in compliance with Section 3(d) hereof) and the loss, liability, claim, damage or expense of such Underwriter results from an untrue statement or omission of a material fact contained in the preliminary prospectus that was corrected in the Prospectus.

          (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of
     Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party shall control the defense and/or settlement of any claim, provided that the indemnified party may choose its own counsel in the event of a conflict, and provided further that the indemnifying party shall not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) and Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of eligible directors, officers, employees and business associates of the Company and related persons to pay for and accept delivery of the Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

          SECTION 7. Contribution. If the indemnification provided for in
                     ------------
     Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

          The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(ii)(A) hereof.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
     Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

          SECTION 8. Representations, Warranties and Agreements to Survive
                     -----------------------------------------------------
     Delivery. All representations, warranties and agreements contained in this
     --------
     Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

          SECTION 9. Termination of Agreement.
                     ------------------------

          (a) Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

          (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

          SECTION 10. Default by One or More of the Underwriters. If one or more
                      ------------------------------------------
     of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

               (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

               (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from the liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representative or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

          SECTION 11. Notices. All notices and other communications hereunder
                      -------
     shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at North Tower, World Financial Center, New York, New York 10281, attention of [Chris Hite (telecopier no. 212-449-7171)]; and notices to the Company shall be directed to it at 700 Spring Forest Road, Suite 100, Raleigh, North Carolina 27609, attention of [F. Ronald Stanton].

          SECTION 12. Parties. This Agreement shall inure to the benefit of and
                      -------
     be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representative, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED
                      ----------------------
     BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          SECTION 14. Effect of Headings. The Article and Section headings
                      ------------------
     herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                             Very truly yours,

                                             LIPOSCIENCE, INC.


                                             By_________________________________
                                               Title:



     CONFIRMED AND ACCEPTED,
       as of the date first above written:

     MERRILL LYNCH & CO.
     MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED


     By___________________________________
             Authorized Signatory

     For itself and as Representative of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                       Number of
                                                                        Initial
Name of Underwriter                                                   Securities
-------------------                                                   ----------
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated...............................

U.S. Bancorp Piper Jaffray......................................
Thomas Weisel Partners LLC......................................
Pacific Growth Equities, Inc....................................



                                                                       ---------
Total...........................................................             ---
                                                                       =========

                                   SCHEDULE B

                                LIPOSCIENCE, INC.

                        _________ Shares of Common Stock
                          (Par Value $0.001 Per Share)

         1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $______.

         2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $______, being an amount equal to the initial public offering price set forth above less $______ per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Form of lock-up from directors, officers or other stockholders pursuant to
Section 5(i)



                                                                       Exhibit D

                                                    _______, 2002

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated,

Goldman Sachs & Co.
     as Representative of the several
     Underwriters to be named in the
     within-mentioned Purchase Agreement
c/o  Merrill Lynch & Co.
       Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
North Tower
World Financial Center
New York, New York  10281

Re:      Proposed Public Offering by LipoScience, Inc.
         ---------------------------------------------

Dear Sirs:

         The undersigned, a stockholder and/or an officer and/or director of LipoScience, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") proposes to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering (the "Offering") of shares (the "Securities") of the Company's common stock, par value $0.001 (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and/or an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 180 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that this sentence shall not apply to any (a) bona fide gifts, provided that the donee or donees or, in the case of a minor donee, such minor's legal guardian on such minor's behalf agree in writing to be bound by the terms of this restriction, or (b) transfers to the ancestors, descendants, siblings, children or siblings of spouse, or if the undersigned is a partnership, limited liability company or corporation, to the partners, members or stockholders of such partnership, limited liability company or corporation, as the case may be, in each case, provided that the transferee or transferees or, in the case of a minor transferee, such minor's legal guardian on such minor's behalf agree in writing to be bound by the terms of this restriction.

                                           Very truly yours,

                                           Signature:___________________________



                                      -ii-